EXHIBIT 99.1

NEWS RELEASE

Immediate Release	Contacts: Howard Kaminsky, Chief Financial Officer
(818) 949-5300 ext. 5728
Leigh Parrish, Financial Dynamics
(212) 850-5651
Peter Schmidt, Financial Dynamics
654	(212) 850-5654

SPORT CHALET REPORTS FIRST QUARTER FISCAL 2008 RESULTS

Sales for the First Quarter Increased 8.5% to $91.6 million;

New Store Openings Continue on Schedule with 47 Current Locations

Los Angeles, California, August 1, 2007 - Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced the results for its first quarter ended July 1, 2007.

First Quarter Results

Sales increased $7.1 million, or 8.5%, to $91.6 million for the first quarter of fiscal 2008 from $84.4 million for the same period last year, which benefited by $2.1 million in sales from two additional days as a result of the Company’s calendar change last year. Sales from seven new stores opened in the last year contributed $7.9 million in sales on a same day basis and same store sales increased 1.3% compared to the first quarter of fiscal 2007.

Gross profit as a percent of sales decreased 70 basis points to 28.6% from 29.3% in the first quarter of last year. The decrease primarily reflects increased rent related to new stores and increases in reserves for seasonal merchandise carryover, partially offset by continued improvements in merchandise sourcing. Selling, general and administrative expenses as a percent of sales increased 120 basis points to 29.4% from 28.2% last year primarily due to new stores which take time to reach operating efficiency.

Net loss for the first quarter was $664,000, or $0.05 per diluted share, compared to net income of $530,000, $0.04 per diluted share, for the same period of fiscal 2007.

Craig Levra, Chairman and CEO, stated, “Our financial results this quarter reflect a more challenging sales environment given current economic concerns as well as the ramp up of our new stores. Despite softer than anticipated sales, we made important operational progress in line with our long-term growth strategy and continued to focus on execution at the store level.  We were pleased with the performance of our hardlines merchandise categories including mountain shop, fishing and water sports. We effectively managed our inventory during the quarter and are comfortable with our current levels. We also continued to move forward with our IT initiatives, including our installation of a new merchandising and financial system from SAP. Finally, we successfully opened two new stores which are performing well. Our expansion program remains on schedule with an additional five store openings planned for this fiscal year, including our newest store opening this week in Tempe, Arizona.

“Sport Chalet remains committed to offering premium, high-quality merchandise and services. In conjunction with our ongoing dedication to providing superior customer service, we will also continue to focus on our strategic initiatives, which will be critical in driving improved performance in the coming quarters.”

Conference Call and Webcast
Sport Chalet will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss the financial results for the first quarter. The conference call can be accessed by dialing 888-668-3195 (domestic), or 706-634-4840 (international) or via audio webcast at www.sportchalet.com or at www.earnings.com. A replay will be available through August 16, 2007 by dialing 800-642-1687 (domestic) or 706-645-9291 (international); conference ID 10106149. An archive of the webcast will be available for 90 days following the conclusion of the conference call.

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada and Arizona. The Company offers over 50 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, snowboard and ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 47 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
	July 1, 2007	July 2, 2006

Net sales	$91,553,910	$84,418,339
Cost of goods sold, buying and
occupancy costs	65,401,225	59,669,496
Gross profit	26,152,685	24,748,843

Selling, general and administrative
expenses	26,908,688	23,828,887
(Loss) income from operations	(756,003)	919,956

Interest expense	359,017	38,520
(Loss) Income before taxes	(1,115,020)	881,436

Income tax (benefit) provision	(450,696)	351,025
Net (loss) income	$(664,324)	$530,411

(Loss) earnings per share:
Basic	$(0.05)	$0.04
Diluted	$(0.05)	$0.04

Weighted average number of
common shares outstanding:
Basic	14,016,224	13,773,398
Diluted	14,016,224	14,191,130

SPORT CHALET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1,	April 1,
	2007	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$4,882,043	$3,840,757
Accounts receivable, net	7,102,720	6,894,282
Merchandise inventories	90,799,204	87,066,998
Prepaid expenses and other current assets	4,856,515	4,827,232
Prepaid income taxes	1,979,611	1,481,914
Deferred income taxes	3,007,698	3,145,502
Total current assets	112,627,791	107,256,685

Fixed assets, net	62,142,093	59,487,415
Deferred income taxes	4,862,299	4,504,986
Total assets	$179,632,183	$171,249,086

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$35,413,124	$29,407,673
Loan payable to bank	17,658,555	11,776,278
Salaries and wages payable	3,369,563	4,999,139
Other accrued expenses	13,236,605	15,580,770
Total current liabilities	69,677,847	61,763,860

Deferred rent	23,690,122	23,059,084
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – none	-	-
Class A Common Stock, $.01 par value:
Authorized shares - 46,000,000
Issued and outstanding shares – 12,334,820 at
July 1, 2007 and 12,252,654 at April 1, 2007	123,348	122,527
Class B Common Stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – 1,741,572 at
July 1, 2007 and 1,741,489 at April 1, 2007	17,416	17,415
Additional paid-in capital	33,692,326	33,190,752
Retained earnings	52,431,124	53,095,448
Total stockholders’ equity	86,264,214	86,426,142
Total liabilities and stockholders’ equity	$179,632,183	$171,249,086

SPORT CHALET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended
	July 1, 2007	July 2, 2006
Operating activities
Net (loss) income	$(664,324)	$530,411
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	3,162,519	2,522,826
Loss on disposal of equipment	6,241	116,910
Share-based compensation	44,336	45,000
Deferred income taxes	(219,509)	993,839
Changes in operating assets and liabilities:
Accounts receivable	(208,439)	(2,222,016)
Merchandise inventories	(3,732,206)	(7,909,067)
Prepaid expenses and other current assets	(29,283)	18,788
Prepaid income taxes	(497,697)
Accounts payable	6,005,451	13,647,102
Salaries and wages payable	(1,629,576)	(1,602,516)
Other accrued expenses	(2,344,165)	(1,257,092)
Income taxes payable	-	(1,765,059)
Deferred rent	631,038	1,132,535
Net cash provided by operating activities	524,386	4,251,661

Investing activities
Purchase of fixed assets	(5,823,437)	(4,974,732)
Proceeds from sale of fixed assets	-	50
Net cash used in investing activities	(5,823,437)	(4,974,682)

Financing activities
Proceeds from bank borrowing	29,336,693	5,778,063
Repayments of bank borrowing	(23,454,416)	(5,778,063)
Proceeds from exercise of stock options	191,551	351,880
Optionee withholding taxes from exercise of stock options	-	(890,264)
Tax benefit on employee stock options	266,509	822,245
Net cash provided by financing activities	6,340,337	283,861

Increase (decrease) in cash and cash equivalents	1,041,286	(439,160)
Cash and cash equivalents at beginning of period	3,840,757	2,563,930
Cash and cash equivalents at end of period	$4,882,043	$2,124,770

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$-	$250,000
Interest	317,982	19,534